FOTOBALL USA, INC.

                             STOCK OPTION AGREEMENT
                             ----------------------

     Fotoball USA, Inc., a Delaware corporation (the "Company"), has duly adopted the 1998 Stock Option Plan (the "Plan"), the terms of which are hereby incorporated by reference. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan is available upon request by the Optionee to the Secretary of the Company.

     In accordance with Section 6 of the Plan, a committee of the Board of Directors (the "Board") of the Company designated by the Board to administer the Plan (the "Committee") adopted a resolution granting you (the "Optionee") a stock option (the "Option") under the Plan to purchase the number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), specified below, for the exercise price specified below and on the terms and subject to the conditions set forth in this Agreement and in the Plan.

     This page is the first page of this Agreement, which describes in detail your rights with respect to the Option granted to you hereby and constitutes a legal agreement between you and the Company.

Name of Optionee:

Address of Optionee:

Date of Grant:

Option Exercise Price: (subject to Paragraph 4):  $

Number of Shares Subject to Option:

Type of Option:   Nonqualified Stock Option     [   ]
                  Incentive Stock Option	[   ]

     IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the Date of Grant specified above.


                                       FOTOBALL USA, INC.


____________________________           By:_______________________________
Optionee                                  Name:
                                          Title:





1. (a) Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Company (including, without limitation, any employment or other agreement which may provide for, among other things, an accelerated vesting schedule), the Option shall be exercisable in three equal installments on the first, second and third anniversary of the Date of Grant. In no event shall any Shares be purchasable under this Agreement after the tenth (10th) anniversary after the Date of Grant (the "Expiration Date"). Except as provided in subparagraph (b) hereof, the Option shall cease to be exercisable thirty (30) days after the date the Optionee terminates services as an employee of the Company or any Affiliate of the Company for reasons other than Cause and immediately upon the termination of the Optionee for Cause, and all rights of the Optionee hereunder shall thereupon terminate.

    (b) If the Optionee ceases to be an employee of the Company or any Affiliate of the Company and this cessation is due to retirement (as defined by the Committee in its sole discretion), or to mental or physical disability (as defined in each case by the Committee in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph. The Optionee or, in the event of his mental or physical disability, if permissible under applicable law with respect to any option that is not an incentive stock option (an "ISO") under Section 422 of the Internal Revenue Code, as amended (the "Code"), his duly appointed guardian or legal representative or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which he ceased to be an employee of the Company or any Affiliate of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within (i) three (3) months after the date on which the Optionee's employment is terminated by reason of the Optionee's retirement or mental or physical disability or (ii)(A) twelve (12) months after the date on which the Optionee's employment is terminated by reason of the Optionee's death or (B) three (3) months after the date on which the Optionee's employment is terminated by reason of the Optionee's death if such death occurs during the three (3) month period following the termination of the Optionee's employment by reason of retirement or mental or physical disability, as the case may be. In no event, however, shall the Optionee, his duly appointed guardian or legal representative, or his executor or administrator, as the case may be, exercise the Option after the Expiration Date. For all purposes of this Agreement, an approved leave of absence shall not constitute an interruption or cessation of the Optionee's service as an employee of the Company or any Affiliate of the Company.

2. Nothing contained herein shall be construed to confer on the Optionee any right to be retained in the employ of the Company or any Affiliate of the Company or to derogate from any right of the Company or any Affiliate thereof to dismiss the Optionee from employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.

3. Subject to Section 422 of the Code, no Option and no right under any such Option shall be assignable, alienable, saleable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution,


and such Option, and each right under any such Option, shall be exercisable during the Optionee's lifetime only by the Optionee or, if permissible under applicable law, by the Optionee's guardian or legal representative. However, the Committee may, in its discretion, provide that nonqualified stock options be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. In addition, the Optionee may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Optionee, and to receive any distribution with respect to any Option upon the death of the Optionee. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.

4. In the event that the Committee shall determine that the outstanding shares of Common Stock are affected by any (i) subdivision or consolidation of shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company, or (iv) merger, consolidation or their reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which may be subject to Options, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the Optionee; provided, however, in each case, that
(i) with respect to ISOs no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a nonqualified stock option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to the Optionee in any fiscal year; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number. In computing any adjustment under this paragraph, any fractional share shall be eliminated.


5. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 8 below and be accompanied by payment of the aggregate




Option price. Such payment of the aggregate Option price shall be, without limitation, in the form of (i) cash, shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market
Value on the exercise date equal to the exercise price of the Option or portion thereof being exercised or (ii) a broker-assisted cashless exercise program established by the Committee. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraph 7 and 8, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

6. If the Company shall become obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax
(the "Withholding Liability"), then the Optionee shall, on the date of exercise and as a condition to the issuance of the Shares subject to the Option, pay the Withholding Liability to the Company. Payment shall be by check payable to the Company; provided, however, that, with the consent of the Committee, payment may instead be made by delivery to the Company of a certificate or certificates representing Shares duly endorsed or accompanied by a duly executed stock power(s), which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued on the basis of the Fair Market Value thereof on the date of such payment); provided further, however, that the Company is not then prohibited from purchasing or acquiring such Shares. The Optionee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Optionee if the Optionee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and the Optionee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Optionee.

7. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or
(ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Company.

8. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for


investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

9. If the cover page of this Agreement states that the Option is intended to satisfy the requirements for an ISO, then the Option shall not be exercisable if (i) any other ISO to purchase Common Stock in the Company, in any parent or subsidiary of the Company or in any predecessor corporation of such corporations, pursuant to the Plan or otherwise, was granted to the Optionee and (ii) such previously granted ISO remains outstanding.
If the cover page of this Agreement states that the Option is not intended to satisfy the requirements for an ISO, then the Option shall be exercisable in accordance with the terms hereof even if (i) any ISO to purchase Common Stock in the Company, in any parent or subsidiary of the Company or in any predecessor corporation of such corporations, pursuant to the Plan or otherwise, was granted to the Optionee and (ii) such previously granted
ISO remains outstanding. For purposes of this Paragraph, an ISO shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

10. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

12. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. Subject to subparagraph 1(b) and 3(a) hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.







                              FOTOBALL USA, INC.

                            INDEPENDENT DIRECTOR
                           STOCK OPTION AGREEMENT
                          -----------------------

     Fotoball USA, Inc., a Delaware corporation (the "Company"), has duly adopted the 1998 Stock Option Plan (the "Plan"), the terms of which are hereby incorporated by reference. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan is available upon request by the Optionee to the Secretary of the Company.

     In accordance with Section 7 of the Plan, you (the "Optionee") have been automatically granted a stock option (the "Option") under the Plan to purchase the number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), specified below, for the exercise price specified below and on the terms and subject to the conditions set forth in this Agreement and in the Plan.

     This page is the first page of this Agreement, which describes in detail your rights with respect to the Option granted to you hereby and constitutes a legal agreement between you and the Company.

Name of Optionee:

Address of Optionee:

Date of Grant:

Option Exercise Price: (subject to Paragraph 4):  $

Number of Shares Subject to Option:  July 1, ____

Type of Option:  Nonqualified Stock Option


     IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the Date of Grant specified above.


                                       FOTOBALL USA, INC.



___________________________            By:_______________________________
Optionee                                  Name:
                                          Title:








1. (a) Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Company (including, without limitation, any other agreement which may provide for, among other things, an accelerated vesting schedule), the Option shall be exercisable beginning on the Date of Grant. In no event shall any Shares be purchasable under this Agreement after the tenth (10th) anniversary after the Date of Grant
(the "Expiration Date"). Except as provided in subparagraph (b) hereof, the Option shall cease to be exercisable upon termination of the Optionee's service as a director of the Company.

     (b) If the Optionee terminates service as a director of the Company and this cessation is due to mental or physical disability (as defined in each case by a committee of the Board of Directors (the "Board") of the Company designated by the Board to administer the Plan (the "Committee") in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph. The Optionee or, in the event of his mental or physical disability, if permissible under applicable law with respect to any option that is not an incentive stock option (an "ISO") under Section 422 of the Internal Revenue Code, as amended (the "Code"), his duly appointed guardian or legal representative or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which he terminated service as a director of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within (i) three (3) months after the date on which the Optionee's service as a director of the Company is terminated by reason of the Optionee's retirement or mental or physical disability or (ii)(A) twelve (12) months after the date on which the Optionee's service as a director of the Company is terminated by reason of the Optionee's death or (B) three (3) months after the date on which the Optionee's service as a director of the Company is terminated by reason of the Optionee's death if such death occurs during the three (3) month period following the termination of the Optionee's service as a director of the Company by reason of mental or physical disability, as the case may be. In no event, however, shall the Optionee, his duly appointed guardian or legal representative, or his executor or administrator, as the case may be, exercise the Option after the Expiration Date. For all purposes of this Agreement, an approved leave of absence shall not constitute an interruption or termination of the Optionee's service as a director of the Company.

2. Nothing contained herein shall be construed to confer on the Optionee any right to be retained as a director of the Company or to derogate from any right of the Company to dismiss the Optionee from service as a director, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.

3. Subject to Section 422 of the Code, no Option and no right under any such Option shall be assignable, alienable, saleable or transferable




by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Optionee's lifetime only by the Optionee or, if permissible under applicable law, by the Optionee's guardian or legal representative. However, the Committee may, in its discretion, provide that nonqualified stock options be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. In addition, the Optionee may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Optionee, and to receive any distribution with respect to any Option upon the death of the Optionee. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.

4. In the event that the Committee shall determine that the outstanding shares of Common Stock are affected by any (i) subdivision or consolidation of shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company, or (iv) merger, consolidation or their reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which may be subject to Options, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the Optionee; provided, however, in each case, that (i) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a nonqualified stock option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to the Optionee in any fiscal year; and
(ii) the number of Shares subject to any Option denominated in Shares shall always be a whole number. In computing any adjustment under this paragraph, any fractional share shall be eliminated.


5. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 8 below and be accompanied by payment of the aggregate


Option price. Such payment of the aggregate Option price shall be, without limitation, in the form of (i) cash, shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market
Value on the exercise date equal to the exercise price of the Option or portion thereof being exercised or (ii) a broker-assisted cashless exercise program established by the Committee. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraph 7 and 8, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

6. If the Company shall become obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then the Optionee shall, on the date of exercise and as a condition to the issuance of the Shares subject to the Option, pay the Withholding Liability to the Company. Payment shall be by check payable to the Company; provided, however, that, with the consent of the Committee, payment may instead be made by delivery to the Company of a certificate or certificates representing Shares duly endorsed or accompanied by a duly executed stock power(s), which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued on the basis of the Fair Market
Value thereof on the date of such payment); provided further, however, that the Company is not then prohibited from purchasing or acquiring such Shares. The Optionee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Optionee if the Optionee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and the Optionee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Optionee.

7. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or
(ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Company.





8. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.


9. The Option shall be exercisable in accordance with the terms hereof even if (i) any ISO to purchase Common Stock in the Company, in any parent or subsidiary of the Company or in any predecessor corporation of such corporations, pursuant to the Plan or otherwise, was granted to the Optionee and (ii) such previously granted ISO remains outstanding.
For purposes of this Paragraph, an ISO shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

10. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

12. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. Subject to subparagraph 1(b) and 3(a) hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.









                                   5